CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated June 24, 2010 relating to the consolidated financial statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 of Scorpio Tankers Inc and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte LLP
London, United Kingdom
November 4, 2010